Exhibit 3.1

    Articles of Incorporation and Amendments (Avalon-Borden Companies, Inc.)

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                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF BORDEN COMPANIES, INC. FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D 1986, AT 1 O'CLOCK P.M.

                              : : : : : : : : : :

                                             /s/ MICHAEL HARKINS
                                             -----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION:  10903763

                                                       DATE:  08/04/1986

[CORPORATE SEAL]
DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
DELAWARE

736216021

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             BORDEN COMPANIES, INC.

         1. The name of the corporation is:

                             BORDEN COMPANIES, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                                 M. C. Kinnamon
                                 Corporation Trust Center
                                 1209 Orange Street
                                 Wilmington, Delaware 19801

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of August, 1986.

                                          /s/ M. C. KINNAMON
                                          -------------------------
                                          M. C. Kinnamon

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                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF BORDEN COMPANIES, INC. FILED IN THIS OFFICE ON THE EIGHTH DAY OF AUGUST, A.D 1986, AT 10 O'CLOCK A.M.

                              : : : : : : : : : :

                                             /s/ MICHAEL HARKINS
                                             -----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION: 10922768

                                                       DATE: 08/22/1986

[CORPORATE SEAL]
DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
DELAWARE
862200172

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                           CERTIFICATE OF CORRECTION FILED TO CORRECT
                           A CERTAIN ERROR IN THE CERTIFICATE OF
                           INCORPORATION OF BORDEN COMPANIES, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON AUGUST 4, 1986.

         BORDEN COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is BORDEN COMPANIES, INC.

         2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on August 4, 1986 and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said certificate to be corrected is as follows:

         The authorized capital was incorrectly set forth.

         4. Article 4 of the certificate is corrected to read as follows:

            "4. The total number of shares of stock which the corporation shall have authority to issue is Fifty Million (50,000,000) and the par value of each of such shares is $.001 amounting in the aggregate to Fifty Thousand Dollars ($50,000.00)."

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            IN WITNESS WHEREOF, said BORDEN COMPANIES, INC. has caused this certificate to be signed by the sole incorporator, this 8th day of August, 1986.

                                              /s/ M. C. KINNAMON
                                              --------------------------
                                              M. C. Kinnamon
                                              Sole Incorporator

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                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             BORDEN COMPANIES, INC.

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of BORDEN COMPANIES, INC. resolutions were duly adopted setting forth a proposed said amendment of the Certificate of Incorporation of said corporation, declaring amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "Article I" so that, as amended, said Article shall be and read as follows:

The name of the corporation is AVALON-BORDEN COMPANIES, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by Maurice C. Mitchell, an Authorized Officer, this 19th day of February, 1998.

                                              By: /s/
                                                  ------------------------------
                                                       Authorized Officer

                                            Name:  Maurice C. Mitchell
                                                  ------------------------------
                                                        Print or Type

                                           Title:   President
                                                  ------------------------------

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                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BORDEN COMPANIES, INC.", CHANGING ITS NAME FROM "BORDEN COMPANIES, INC." TO "AVALON-BORDEN COMPANIES, INC." FILED IN THIS OFFICE ON THE NINTH DAY OF MARCH, A.D 1998, AT 9 O'CLOCK A.M.


                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:  8968075

                                                       DATE:  03/12/98

[CORPORATE SEAL]
DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE DELAWARE
2097977  8100
981090254